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                                                                    EXHIBIT 5.1


                  [LETTERHEAD OF FULBRIGHT & JAWORSKI L.L.P.]


                                 April 26, 2000


BindView Development Corporation
5151 San Felipe, 22nd Floor
Houston, Texas  77056

Ladies and Gentlemen:

         We have acted as counsel for BindView Development Corporation, a Texas corporation (the "Company"), in connection with the proposed offering by certain shareholders of the Company (the "Selling Shareholders") of an aggregate of (i) 4,180,834 shares (the "Acquisition Shares") of the Company's common stock, no par value per share (the "Common Stock"), issued to former stockholders of Entevo Corporation or to be issued to former stockholders of Entevo Corporation upon the valid tender of certificates formerly representing shares of Entevo Corporation in exchange for such shares and (ii) 5,164 shares of Common Stock issuable upon exercise of an outstanding warrant (the "Warrant Shares", and together with the Acquisition Shares, the "Shares").

         We have examined, among other things, the Articles of Incorporation and Bylaws of the Company, the corporate proceedings with respect to the issuance of the Shares and the Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission for the registration of the Shares under the Securities Act of 1933 (such Registration Statement, as amended at the time when it becomes effective, being herein referred to as the "Registration Statement").

         Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Acquisition Shares have been or, upon the valid tender of certificates formerly representing shares of Entevo Corporation in exchange for such Shares, will be legally issued and are or, upon the valid tender of certificates formerly representing shares of Entevo Corporation in exchange for Shares, will be fully paid and non-assessable shares of Common Stock, and that the Warrant Shares, upon the valid exercise of the warrant underlying such Shares and the payment of the consideration required thereunder, will be legally issued, fully paid and non-assessable shares of Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                          Very truly yours,

                                          /s/ FULBRIGHT & JAWORSKI L.L.P.
                                          -------------------------------------
                                          Fulbright & Jaworski L.L.P.